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                                                                       Exhibit 5

                               HALE AND DORR LLP
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 - fax 617-526-5000



                                 April __, 1997

Transcend Therapeutics, Inc.
640 Memorial Drive
Cambridge, MA 02139

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-22817) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,300,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Transcend Therapeutics, Inc., a Delaware corporation (the "Company"), including 300,000 Shares issuable upon exercise of an overallotment option granted by the Company.

     The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and Vector Securities International, Inc. and Everen Securties, Inc., as representatives of the several underwriters named in the Underwriting Agreement (the "Representatives").

     We have acted as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and the Board of Directors of the Company, stock record books of the Company, a copy of the By-Laws of the Company, a copy of the Restated Certificate of Incorporation of the Company, as amended, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as



WASHINGTON, DC                    BOSTON, MA                         LONDON, UK*
--------------------------------------------------------------------------------
     HALE AND DORR LLP IS A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
 * BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)

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Transcend Therapeutics, Inc.
April __, 1997
Page 2



originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state law of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company pursuant to the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                            Very truly yours,



                                            HALE AND DORR LLP




WASHINGTON, DC                    BOSTON, MA                        LONDON, UK*
--------------------------------------------------------------------------------
    HALE AND DORR LLP IS A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)